UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	August 1, 2011

Hampton Roads Bankshares, Inc.
(Exact name of registrant as specified in its charter)

Virginia	001-32968	54-2053718
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

999 Waterside Drive, Suite 200, Norfolk, Virginia 23510
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code (757) 217-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On August 1, 2011, The Bank of Hampton Roads (the “Bank”) and Gateway Insurance Services, Inc. (“Gateway Insurance”), subsidiaries of Hampton Roads Bankshares, Inc. (the “Company”), entered into an asset purchase agreement (the “Purchase Agreement”) with Bankers Insurance, L.L.C. (“Bankers”). Under the Purchase Agreement, Bankers purchased substantially all of the assets and assumed certain liabilities of Gateway Insurance effective simultaneously with the execution of the Purchase Agreement (the “Asset Sale”). As consideration for the Asset Sale, the Bank received a cash payment equal to $5.8 million and a 0.45% membership interest in Bankers. The cash payment is subject to a post-closing working capital adjustment.

The Bank and Gateway Insurance also agree, under the Purchase Agreement, not to compete with Bankers, or solicit employees of Bankers, for a period of three years from August 1, 2011. The restriction on competition is limited to Bankers’ current business and applies to the Bank, Gateway Insurance and their affiliates in areas within 60 miles of current offices of the Bank or Gateway Insurance, but does not apply on the Eastern Shore of Virginia to affiliates located there.

The foregoing summary of the Purchase Agreement is not complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated by reference herein.

Item 8.01.	Other Events.

On August 2, 2011, the Company issued a press release announcing that the Bank has sold substantially all of the assets and certain liabilities of Gateway Insurance pursuant to the Purchase Agreement described under Item 1.01 of this Current Report on Form 8-K.

A copy of the press release making such announcement is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Ex. 10.1	Asset Purchase Agreement, dated August 1, 2011, by and among Bankers Insurance, L.L.C., Gateway Insurance Services, Inc., and The Bank Of Hampton Roads.
Ex. 99.1	Press Release, dated August 2, 2011, announcing agreement to sell assets of Gateway Insurance Services, Inc.

Caution about Forward-Looking Statements

Certain statements made herein and in the attached press release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements are statements that include projections, predictions, expectations, or beliefs about events or results or otherwise are not statements of historical facts, such as statements about the Company’s plans to continue offering insurance products through referrals to Bankers.  Although the Company believes that its expectations with respect to such forward-looking statements are based upon reasonable assumptions within the bounds of its existing knowledge of its business and operations, there can be no assurance that actual results, performance or achievements of the Company will not differ materially from those expressed or implied by such forward-looking statements.  Factors that could cause actual events or results to differ significantly from those described in the forward-looking statements include, but are not limited to those described in the cautionary language included under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010, as amended, Quarterly Report on Form 10-Q for the quarter ended March 31, 2011, those factors addressed in the Company’s most recent prospectus supplement filed with the Securities and Exchange Commission (“SEC”) on June 15, 2011 and other filings made with the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hampton Roads Bankshares, Inc.

Date: August 2, 2011	By:	/s/ Douglas J. Glenn
Douglas J. Glenn
Executive Vice President, General Counsel and Chief Operating Officer

EXHIBIT INDEX

Exhibit No.	Description

Ex. 10.1	Asset Purchase Agreement, dated August 1, 2011, by and among Bankers Insurance, L.L.C., Gateway Insurance Services, Inc., and The Bank Of Hampton Roads.
Ex. 99.1	Press Release, dated August 2, 2011, announcing agreement to sell assets of Gateway Insurance Services, Inc.